UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 8, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 8, 2006, Atmel Corporation (the “Company”) notified The Nasdaq Stock Market (the “Nasdaq”) that the Company was not in compliance with the requirement in Nasdaq Marketplace Rule 4350(c)(1) that a majority of the Company’s Board of Directors be comprised of “independent directors” as defined in Rule 4200. With the appointment on August 6, 2006 of Steven Laub as President and CEO of the Company, four of the eight members of the Company’s Board of Directors (namely Mr. Laub, George Perlegos, Gust Perlegos and Tsung-Ching Wu) are not “independent directors.” The remaining four members of the Company’s Board of Directors (namely T. Peter Thomas, Pierre Fougere, Chaiho Kim and David Sugishita) are “independent directors.”
Pursuant to Rule 4350(c)(1), the Company has a grace period, namely the earlier of its next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with Rule 4350(c)(1), in which to regain compliance with Rule 4350(c)(1). The Company’s Board of Directors has directed the Corporate Governance and Nominating Committee of the Board of Directors to immediately commence a search for additional independent directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: August 9, 2006	By:	/s/ Robert Avery
Robert Avery
Vice President Finance & Chief Financial Officer

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